SYSCO REPORTS THIRD QUARTER FISCAL YEAR 2026 RESULTS

HOUSTON, April 28, 2026 - Sysco Corporation (NYSE:SYY) (“Sysco” or the “company”) today announced financial results for its 13-week third fiscal quarter ended March 28, 2026.

Key financial results for the third quarter of fiscal year 2026 include the following (comparisons are to the same period in fiscal year 2025):
•Sales increased 4.7%; U.S. Foodservice volume increased 2.3%, U.S. local volume increased 3.3%;
•Gross profit increased 6.5% to $3.8 billion;
•Operating income decreased 9.1% to $619 million, and adjusted operating income decreased 0.6% to $768 million1;
•Net earnings decreased 15.2% to $340 million, and adjusted net earnings decreased 3.6% to $452 million1;
•Cash flow from operations increased 11% to $1.5 billion and free cash flow2 increased 19% to $1.1 billion on a year-to-date basis;
•EBITDA decreased 5.1% to $864 million3, and adjusted EBITDA increased 0.1% to $970 million1,3; and
•EPS4 decreased 13.4% to $0.71, and adjusted EPS1 decreased 2.1% to $0.94, inclusive of higher incentive compensation costs of $63 million, as previously disclosed, representing a $0.10 impact to EPS.

“Sysco delivered strong results in the third quarter of fiscal 2026, driven by continued acceleration in local case volume and expanded gross margins,” said Kevin Hourican, Sysco’s Chair of the Board and Chief Executive Officer. “Importantly, our U.S. local volumes grew 3.3%, the highest quarterly rate in over three years. This exceeded our prior commitment, and we remain confident in delivering over 2.5% U.S. local growth in Q4, which would put us on pace to accelerate on a two-year stack basis. Our USFS segment returned to operating profit growth for the quarter. We are encouraged by the progress, results, and momentum across each of our business segments. As we look ahead, our strong operating foundation, improving productivity, and the compelling opportunity presented by the pending Jetro Restaurant Depot combination, position Sysco to grow profitably, deepen our relationships with more local customers, and create incremental value for our shareholders.”

“Third quarter results reflected strong earnings execution and solid cash flow generation, supported by continued volume acceleration, gross margin expansion, and disciplined cost management, which included headwinds from lapping $63 million of incentive compensation,” said Brandon Sewell,
1 Adjusted financial results, including adjusted operating expense, adjusted operating income (loss), adjusted net earnings, adjusted earnings per share (EPS) and adjusted EBITDA, among others, are non-GAAP financial measures that exclude certain items, which primarily include acquisition-related costs, restructuring and severance costs, and transformational project costs. Adjustments provided herein for fiscal 2026 results of operations also remove the impact of a charge associated with a legal matter. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release. For additional information regarding forward-looking full year adjusted EPS see section below entitled “Projected Adjusted EPS Guidance.”
2 Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
3 Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
4 Earnings per share (EPS) is shown on a diluted basis, unless otherwise specified.

Sysco’s Interim Chief Financial Officer. “Year‑to‑date free cash flow increased 19%, and we are encouraged by improving productivity, particularly in our U.S. Foodservice local business. These results support our confidence in delivering full‑year adjusted EPS at the high end of our $4.50 to $4.60 guidance range, which continues to include an approximate $100 million ($0.16 per diluted share) headwind from lapping lower incentive compensation in fiscal 2025.”

Third Quarter Fiscal Year 2026 Results (comparisons are to the same period in fiscal year 2025)

Total Sysco

Sales for the third quarter increased 4.7% to $20.5 billion.

Gross profit increased 6.5% to $3.8 billion, and gross margin increased 31 basis points to 18.6%. Product cost inflation was 2.8% at the total enterprise level, as measured by the estimated change in Sysco’s product costs, primarily in the dairy, meat, and seafood categories. The increase in gross profit for the third quarter was primarily driven by positive volumes, strategic sourcing efficiencies, and effective management of product cost inflation.

Operating expenses increased 10.1%, primarily driven by higher incentive compensation, sales headcount and capacity investments. Adjusted operating expenses increased 8.4%1.

Operating income decreased 9.1% to $619 million, and adjusted operating income decreased 0.6% to $768 million1.

U.S. Foodservice Operations

The U.S. Foodservice Operations segment results reflected positive case growth across local and national customers, higher gross margins, partially offset by lapping incentive compensation from the prior year and planned investments in sales headcount and expanded capacity.

Sales for the third quarter increased 3.1% to $14.2 billion. Total case volume within U.S. Foodservice Operations increased 2.3% for the third quarter, while local case volume within U.S. Foodservice Operations increased 3.3%.

Gross profit increased 5.2% to $2.7 billion, and gross margin increased 38 basis points to 19.2%.

Operating expenses increased 6.3%, and adjusted operating expenses increased 5.2%1.

Operating income increased 2.4% to $772 million, and adjusted operating income increased 5.1% to $830 million1.

International Foodservice Operations

The International Foodservice Operations segment delivered strong sales growth, robust local volume gains, and double-digit adjusted operating income growth.

Sales for the third quarter increased 12.4% to $3.9 billion. On a constant currency basis5, sales for the third quarter increased 5.2% to $3.6 billion. Foreign exchange rates increased both International Foodservice Operations sales by 7.2% and total Sysco sales by 1.3% during the quarter.

Gross profit increased 14.6% to $834 million, and gross margin increased 41 basis points to 21.5%. On a constant currency basis5, gross profit increased 6.7% to $777 million. Foreign exchange rates increased both International Foodservice Operations gross profit by 7.9% and total Sysco gross profit by 1.7% during the quarter.

5 Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. These adjusted measures are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

Operating expenses increased 18.8%, and adjusted operating expenses increased 15.0%1. On a constant currency basis5, adjusted operating expenses increased 6.7%. Foreign exchange rates increased both International Foodservice Operations operating expenses by 8.3% and total Sysco operating expenses by 1.8% during the quarter.

Operating income decreased 13.5% to $83 million, and adjusted operating income increased 12.5% to $144 million1. On a constant currency basis5, adjusted operating income increased 7.0% to $137 million. Foreign exchange rates increased both International Foodservice Operations operating income by 5.5% and total Sysco operating income by 1.0% during the quarter.

Balance Sheet, Cash Flow and Capital Spending

As of the end of the quarter, the company had a cash balance of $1.9 billion and total liquidity6 of $4.4 billion.

Debt to net earnings was approximately 8.1 times, and Net Debt to adjusted EBITDA7 was approximately 2.8 times.

During the first 39 weeks of fiscal year 2026, Sysco returned $978 million to shareholders via $200 million of share repurchases and $778 million of dividends.

Cash flow from operations was $1.5 billion and free cash flow8 was $1.1 billion for the first 39 weeks of fiscal year 2026.

Capital expenditures, net of proceeds from sales of plant and equipment, for the first 39 weeks of fiscal year 2026 were $330 million.

Details of Previously Announced Acquisition of Jetro Restaurant Depot

On March 30, 2026, subsequent to quarter-end, the company announced that it had entered into an agreement to acquire Jetro Restaurant Depot, a leading U.S. wholesale cash-and-carry foodservice provider serving smaller, independent restaurants and businesses. Jetro Restaurant Depot operates 167 large-format warehouse stores across 35 states, serving more than 725,000 independent restaurants and foodservice operators with a broad assortment of fresh and low-priced products. This transaction remains subject to regulatory review and is expected to close by Sysco’s third quarter of fiscal 2027, subject to the satisfaction of customary closing conditions, including receipt of the regulatory approvals.

6 Available liquidity includes cash and cash equivalents, available borrowing capacity under our revolving credit facility, less outstanding drawings under our commercial paper program, as of the applicable reporting date.
7 Net debt to adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. Our net debt to adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of adjusted EBITDA. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
8 Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s third quarter fiscal year 2026 financial results on Tuesday, April 28, 2026, at 10:00 a.m. Eastern Time. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:
	13-Week Period Ended		39-Week Period Ended

Financial Comparison:	March 28, 2026	Change	March 28, 2026	Change
GAAP:
Sales	$20.5 billion	4.7%	$62.4 billion	3.6%
Gross Profit	$3.8 billion	6.5%	$11.5 billion	4.8%
Gross Margin	18.6%	31 bps	18.4%	20 bps
Operating Expenses	$3.2 billion	10.1%	$9.4 billion	6.9%
Operating Income	$619 million	-9.1%	$2.1 billion	-4.0%
Operating Margin	3.0%	-45 bps	3.4%	-27 bps
Net Earnings	$340 million	-15.2%	$1.2 billion	-7.0%
Diluted Earnings Per Share	$0.71	-13.4%	$2.51	-4.9%

Non-GAAP (1):
Adjusted Operating Expenses	$3.0 billion	8.4%	$9.0 billion	5.6%
Adjusted Operating Income	$768 million	-0.6%	$2.5 billion	1.9%
Adjusted Operating Margin	3.7%	-20 bps	4.0%	-7 bps
EBITDA	$864 million	-5.1%	$2.8 billion	-3.0%
Adjusted EBITDA	$970 million	0.1%	$3.0 billion	1.2%
Adjusted Net Earnings	$452 million	-3.6%	$1.5 billion	1.0%
Adjusted Diluted Earnings Per Share (2)	$0.94	-2.1%	$3.08	3.4%

Case Growth:
U.S. Foodservice	2.3%		1.0%
Local	3.3%		1.4%

Sysco Brand Sales as a % of Cases (3):
U.S. Broadline	35.0%	-62 bps	35.3%	-78 bps
Local	45.1%	-50 bps	45.5%	-72 bps
Note:
(1) Reconciliations of all non-GAAP financial measures to the nearest respective GAAP financial measures are included at the end of this release.
(2) Individual components in the table above may not sum to the totals due to the rounding.
(3) Amounts reflect the impact of current customer classifications; prior period history has been reclassified to match the current period customer classification.

Forward-Looking Statements

Statements made in this press release or in our earnings call for the third quarter of fiscal year 2026 include statements that are forward-looking or that express management’s beliefs, expectations or hopes and are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, among other things, our future financial performance and results, business strategy, plans, goals and objectives, including certain outlook, business trends, our dividend and share repurchase programs, our expectation of future macroeconomic conditions and other statements that are not historical facts, including our expectations regarding foot traffic and volume growth, and benefits to gross margins; and our expectations regarding our future growth, including growth in sales and earnings per share; as well as statements about the expected timing and completion of the proposed transaction with Jetro Restaurant Depot and the anticipated benefits of such proposed transaction.

Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions, including those outside of Sysco’s control. Risks and uncertainties include without limitation: the impact of geopolitical, economic and market conditions and developments, including changes in global trade policies and tariffs and foreign conflicts; risks related to our business initiatives; periods of significant or prolonged inflation or deflation and their impact on our product costs, volume, foot traffic, and profitability generally; risks related to our efforts to implement our transformation initiatives and meet our other long-term strategic objectives; risks of interruption of supplies and increase in product costs; risks related to changes in consumer eating habits; and impact of natural disasters or adverse weather conditions, public health crises, adverse publicity or lack of confidence in our products, and product liability claims as well as risks and uncertainties associated with our proposed transaction with Jetro Restaurant Depot, including but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of either or both parties to terminate the merger agreement; the risk that regulatory approvals may not be obtained or other closing conditions may not be satisfied in a timely manner or at all, as well as the risk that regulatory approvals are obtained subject to conditions that are not anticipated; the risk of other delays in closing the transaction; the possibility that any of the anticipated benefits and projected synergies of the transaction will not be realized or will not be realized within the expected time period; and the risk that the proposed transaction and its announcement could have an adverse effect on the market price of the common stock of Sysco. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein. For more information on these risks and other concerning factors that could cause actual results to differ from those expressed or forecasted, see our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food and related products to customers who prepare meals away from home. This includes restaurants, healthcare and educational facilities, lodging establishments, entertainment venues, and more. Sysco operates 337 distribution centers, in 10 countries, with 75,000 colleagues serving approximately 730,000 customer locations. The company generated sales of more than $81 billion in fiscal year 2025 that ended June 28, 2025.

As the world’s largest food-away-from-home distributor, Sysco offers customized supply chain solutions, bespoke specialty product offerings, and culinary support to drive customers to innovate and optimize their operations. We act as a trusted business partner to our customers, helping them grow through our industry-leading portfolio that includes fresh produce, premium proteins, specialty products, sustainably focused items, equipment and supplies, and innovative culinary solutions.

For more information, visit www.sysco.com. For important news and key information for Sysco investors, visit the Investor Relations section of the company’s website at investors.sysco.com.

SYY-INVESTORS

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED RESULTS OF OPERATIONS (Unaudited) (In Millions, Except for Share and Per Share Data)
	13-Week Period Ended		39-Week Period Ended
	Mar. 28, 2026	Mar. 29, 2025	Mar. 28, 2026	Mar. 29, 2025

Sales	$20,519	$19,598	$62,429	$60,232
Cost of sales	16,707	16,017	50,924	49,249
Gross profit	3,812	3,581	11,505	10,983
Operating expenses	3,193	2,900	9,393	8,783
Operating income	619	681	2,112	2,200
Interest expense	168	149	512	469
Other expense (income), net	6	9	44	32
Earnings before income taxes	445	523	1,556	1,699
Income taxes	105	122	350	402
Net earnings	$340	$401	$1,206	$1,297

Net earnings:
Basic earnings per share	$0.71	$0.82	$2.52	$2.65
Diluted earnings per share	0.71	0.82	2.51	2.64

Average shares outstanding	479,344,821	487,519,382	479,150,734	490,080,591
Diluted shares outstanding	481,188,586	489,331,460	480,738,926	491,973,759

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED BALANCE SHEETS (In Millions, Except for Share Data)
	Mar. 28, 2026	Jun. 28, 2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,900	$1,071
Accounts receivable, less allowances of $87 and $17	5,755	5,502
Inventories	5,291	5,053
Prepaid expenses and other current assets	415	338
Income tax receivable	22	4
Total current assets	13,383	11,968
Plant and equipment at cost, less accumulated depreciation	5,888	6,084
Other long-term assets
Goodwill	5,246	5,231
Intangibles, less amortization	995	1,080
Deferred income taxes	488	497
Operating lease right-of-use assets, net	1,320	1,131
Other assets	663	783
Total other long-term assets	8,712	8,722
Total assets	$27,983	$26,774

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,387	$6,512
Accrued expenses	2,344	2,268
Accrued income taxes	—	51
Current operating lease liabilities	147	136
Current maturities of long-term debt	1,190	949
Total current liabilities	10,068	9,916
Long-term liabilities
Long-term debt	12,818	12,360
Deferred income taxes	380	345
Long-term operating lease liabilities	1,226	1,049
Other long-term liabilities	1,194	1,247
Total long-term liabilities	15,618	15,001
Commitments and contingencies
Noncontrolling interest	—	27
Shareholders’ equity
Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765	765
Paid-in capital	2,089	1,986
Retained earnings	13,461	13,061
Accumulated other comprehensive loss	(1,055)	(1,098)
Treasury stock at cost, 286,996,640 and 287,678,658 shares	(12,963)	(12,884)
Total shareholders’ equity	2,297	1,830
Total liabilities and shareholders’ equity	$27,983	$26,774

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED CASH FLOWS (Unaudited) (In Millions)
	39-Week Period Ended
	Mar. 28, 2026	Mar. 29, 2025
Cash flows from operating activities:
Net earnings	$1,206	$1,297
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	95	74
Depreciation and amortization	724	709
Operating lease asset amortization	113	102
Amortization of debt issuance and other debt-related costs	11	11
Deferred income taxes	(14)	(27)
Provision for losses on receivables	62	72
Other non-cash items	(40)	(84)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Increase in receivables	(335)	(228)
Increase in inventories	(233)	(214)
Increase in prepaid expenses and other current assets	(19)	(11)
Increase (decrease) in accounts payable	43	(128)
Increase (decrease) in accrued expenses	100	(98)
Decrease in operating lease liabilities	(158)	(132)
Decrease in accrued income taxes	(69)	(91)
(Increase) decrease in other assets	(13)	16
(Decrease) increase in other long-term liabilities	(10)	49
Net cash provided by operating activities	1,463	1,317
Cash flows from investing activities:
Additions to plant and equipment	(461)	(532)
Proceeds from sales of plant and equipment	131	169
Acquisition of businesses, net of cash acquired	(189)	(40)
Purchase of marketable securities	(15)	(25)
Proceeds from sales of marketable securities	22	24
Other investing activities	23	12
Net cash used for investing activities	(489)	(392)
Cash flows from financing activities:
Bank and commercial paper borrowings (repayments), net	251	(33)
Other debt borrowings including senior notes	1,252	1,254
Other debt repayments including senior notes	(866)	(143)
Proceeds from stock option exercises	124	96
Stock repurchases	(200)	(700)
Dividends paid	(778)	(752)
Other financing activities	(45)	(21)
Net cash used for financing activities	(262)	(299)
Effect of exchange rates on cash, cash equivalents and restricted cash	(5)	(7)
Net increase in cash, cash equivalents and restricted cash	707	619
Cash, cash equivalents and restricted cash at beginning of period	1,349	945
Cash, cash equivalents and restricted cash at end of period	$2,056	$1,564

Supplemental disclosures of cash flow information:
Cash paid during the period for:

Interest	$521	$453
Income taxes, net of refunds	401	510

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items

The discussion of our results includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends. Other than EBITDA and free cash flow, any non-GAAP financial measures will be denoted as adjusted measures to remove: (1) restructuring charges; (2) expenses associated with our various transformation initiatives; (3) severance charges; and (4) acquisition-related costs consisting of (a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions. Adjustments provided herein for fiscal 2026 results of operations also remove the impact of a charge associated with a legal matter. No similar charge was applicable in fiscal 2025.

The results of our operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. We also measure our sales growth excluding the impact of our joint venture in Mexico which was divested in the second quarter of fiscal year 2025.

Management believes that adjusting its operating expenses, operating income, operating margin, net earnings and diluted earnings per share to remove these Certain Items, presenting its results on a constant currency basis, and adjusting its sales results to exclude the impact of its joint venture in Mexico provides an important perspective with respect to our underlying business trends and results. It provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal year 2026 and fiscal year 2025.

Set forth on the following page is a reconciliation of sales, operating expenses, operating income, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not be equal to the total presented when added due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Millions, Except for Share and Per Share Data)
	13-Week Period Ended Mar. 28, 2026	13-Week Period Ended Mar. 29, 2025	Change in Dollars	%/bps Change
Sales (GAAP)	$20,519	$19,598	$921	4.7%
Impact of currency fluctuations (1)	(252)		(252)	(1.3)
Comparable sales using a constant currency basis (Non-GAAP)	$20,267	$19,598	$669	3.4%

Cost of sales (GAAP)	$16,707	$16,017	$690	4.3%

Gross profit (GAAP)	$3,812	$3,581	$231	6.5%
Impact of currency fluctuations (1)	(58)		(58)	(1.7)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$3,754	$3,581	$173	4.8%

Gross margin (GAAP)	18.58%	18.27%		31 bps
Impact of currency fluctuations (1)	(0.06)			-6 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.52%	18.27%		25 bps

Operating expenses (GAAP)	$3,193	$2,900	$293	10.1%
Impact of restructuring, transformational project, and other costs (2)	(94)	(50)	(44)	(88.0)
Impact of acquisition-related costs (3)	(55)	(42)	(13)	(31.0)
Operating expenses adjusted for Certain Items (Non-GAAP)	3,044	2,808	236	8.4
Impact of currency fluctuations (1)	(51)		(51)	(1.8)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,993	$2,808	$185	6.6%

Operating expense as a percentage of sales (GAAP)	15.56%	14.80%		76 bps
Impact of certain item adjustments	(0.72)	(0.47)		-25 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.84%	14.33%		51 bps

Operating income (GAAP)	$619	$681	$(62)	(9.1)%
Impact of restructuring, transformational project, and other costs (2)	94	50	44	88.0
Impact of acquisition-related costs (3)	55	42	13	31.0
Operating income adjusted for Certain Items (Non-GAAP)	768	773	(5)	(0.6)
Impact of currency fluctuations (1)	(7)		(7)	(1.0)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$761	$773	$(12)	(1.6)%

Operating margin (GAAP)	3.02%	3.47%		-45 bps
Operating margin adjusted for Certain Items (Non-GAAP)	3.74%	3.94%		-20 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	3.75%	3.94%		-19 bps

Net earnings (GAAP)	$340	$401	$(61)	(15.2)%
Impact of restructuring, transformational project, and other costs (2)	94	50	44	88.0
Impact of acquisition-related costs (3)	55	42	13	31.0
Tax impact of restructuring, transformational project, and other costs (4)	(23)	(13)	(10)	(76.9)
Tax impact of acquisition-related costs (4)	(14)	(11)	(3)	(27.3)
Net earnings adjusted for Certain Items (Non-GAAP)	$452	$469	$(17)	(3.6)%

Diluted earnings per share (GAAP)	$0.71	$0.82	$(0.11)	(13.4)%

Impact of restructuring, transformational project, and other costs (2)	0.20	0.10	0.10	100.0
Impact of acquisition-related costs (3)	0.11	0.09	0.02	22.2
Tax impact of restructuring, transformational project, and other costs (4)	(0.05)	(0.03)	(0.02)	(66.7)
Tax impact of acquisition-related costs (4)	(0.03)	(0.02)	(0.01)	(50.0)
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (5)	$0.94	$0.96	$(0.02)	(2.1)%

Diluted shares outstanding	481,188,586	489,331,460

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2026 includes $43 million related to restructuring costs, severance charges, and costs associated with a legal matter and $51 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal 2025 includes $15 million related to restructuring and severance charges and $35 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy.
(3)	Fiscal 2026 includes $42 million of intangible amortization expense and $13 million in acquisition and due diligence costs. Fiscal 2025 includes $32 million of intangible amortization expense and $10 million in acquisition and due diligence costs.
(4)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(5)	Individual components of diluted earnings per share may not equal the total presented when added due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Millions, Except for Share and Per Share Data)
	39-Week Period Ended Mar. 28, 2026	39-Week Period Ended Mar. 29, 2025	Change in Dollars	%/bps Change
Sales (GAAP)	$62,429	$60,232	$2,197	3.6%
Impact of Mexico joint venture sales	—	(207)	207	0.4
Comparable sales excluding Mexico joint venture (Non-GAAP)	$62,429	$60,025	$2,404	4.0%

Sales (GAAP)	$62,429	$60,232	$2,197	3.6%
Impact of currency fluctuations (1)	(481)		(481)	(0.8)
Comparable sales using a constant currency basis (Non-GAAP)	$61,948	$60,232	$1,716	2.8%

Cost of sales (GAAP)	$50,924	$49,249	$1,675	3.4%

Gross profit (GAAP)	$11,505	$10,983	$522	4.8%
Impact of currency fluctuations (1)	(115)		(115)	(1.1)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$11,390	$10,983	$407	3.7%

Gross margin (GAAP)	18.43%	18.23%		20 bps
Impact of currency fluctuations (1)	(0.04)			-4 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.39%	18.23%		16 bps

Operating expenses (GAAP)	$9,393	$8,783	$610	6.9%
Impact of restructuring, transformational project, and other costs (2)	(207)	(107)	(100)	(93.5)
Impact of acquisition-related costs (3)	(155)	(121)	(34)	(28.1)
Operating expenses adjusted for Certain Items (Non-GAAP)	9,031	8,555	476	5.6
Impact of currency fluctuations (1)	(102)		(102)	(1.2)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$8,929	$8,555	$374	4.4%

Operating expense as a percentage of sales (GAAP)	15.05%	14.58%		47 bps
Impact of certain item adjustments	(0.58)	(0.38)		-20 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.47%	14.20%		27 bps

Operating income (GAAP)	$2,112	$2,200	$(88)	(4.0)%
Impact of restructuring, transformational project, and other costs (2)	207	107	100	93.5
Impact of acquisition-related costs (3)	155	121	34	28.1
Operating income adjusted for Certain Items (Non-GAAP)	2,474	2,428	46	1.9
Impact of currency fluctuations (1)	(13)		(13)	(0.5)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,461	$2,428	$33	1.4%

Operating margin (GAAP)	3.38%	3.65%		-27 bps
Operating margin adjusted for Certain Items (Non-GAAP)	3.96%	4.03%		-7 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	3.97%	4.03%		-6 bps

Net earnings (GAAP)	$1,206	$1,297	$(91)	(7.0)%
Impact of restructuring, transformational project, and other costs (2)	207	107	100	93.5
Impact of acquisition-related costs (3)	155	121	34	28.1
Tax impact of restructuring, transformational project, and other costs (4)	(50)	(27)	(23)	(85.2)

Tax impact of acquisition-related costs (4)	(37)	(31)	(6)	(19.4)
Net earnings adjusted for Certain Items (Non-GAAP)	$1,481	$1,467	$14	1.0%

Diluted earnings per share (GAAP)	$2.51	$2.64	$(0.13)	(4.9)%
Impact of restructuring, transformational project, and other costs (2)	0.43	0.22	0.21	95.5
Impact of acquisition-related costs (3)	0.32	0.25	0.07	28.0
Tax impact of restructuring, transformational project, and other costs (4)	(0.10)	(0.05)	(0.05)	(100.0)
Tax impact of acquisition-related costs (4)	(0.08)	(0.06)	(0.02)	(33.3)
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (5)	$3.08	$2.98	$0.10	3.4%

Diluted shares outstanding	480,738,926	491,973,759

(1)	Represents a constant currency adjustment which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2026 includes $63 million related to restructuring costs, severance charges, and costs associated with a legal matter and $144 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal 2025 includes $31 million related to restructuring and severance charges and $76 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy.
(3)	Fiscal 2026 includes $108 million of intangible amortization expense and $47 million in acquisition and due diligence costs. Fiscal 2025 includes $97 million of intangible amortization expense and $24 million in acquisition and due diligence costs.
(4)	The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(5)	Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Millions)
	13-Week Period Ended Mar. 28, 2026	13-Week Period Ended Mar. 29, 2025	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$14,234	$13,800	$434	3.1%
Gross profit (GAAP)	2,738	2,603	135	5.2%
Gross margin (GAAP)	19.24%	18.86%		38 bps

Operating expenses (GAAP)	$1,966	$1,849	$117	6.3%
Impact of restructuring, transformational project, and other costs (1)	(39)	(16)	(23)	NM
Impact of acquisition-related costs (2)	(19)	(20)	1	5.0
Operating expenses adjusted for Certain Items (Non-GAAP)	$1,908	$1,813	$95	5.2%

Operating income (GAAP)	$772	$754	$18	2.4%
Impact of restructuring, transformational project, and other costs (1)	39	16	23	NM
Impact of acquisition-related costs (2)	19	20	(1)	(5.0)
Operating income adjusted for Certain Items (Non-GAAP)	$830	$790	$40	5.1%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$3,885	$3,457	$428	12.4%
Impact of currency fluctuations (3)	(249)		(249)	(7.2)
Comparable sales using a constant currency basis (Non-GAAP)	$3,636	$3,457	$179	5.2%

Gross profit (GAAP)	$834	$728	$106	14.6%
Impact of currency fluctuations (3)	(57)		(57)	(7.9)
Comparable gross profit using a constant currency basis (Non-GAAP)	$777	$728	$49	6.7%

Gross margin (GAAP)	21.47%	21.06%		41 bps
Impact of currency fluctuations (3)	(0.10)			-10 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	21.37%	21.06%		31 bps

Operating expenses (GAAP)	$751	$632	$119	18.8%
Impact of restructuring and transformational project costs (4)	(39)	(13)	(26)	NM
Impact of acquisition-related costs (2)	(22)	(19)	(3)	(15.8)
Operating expenses adjusted for Certain Items (Non-GAAP)	690	600	90	15.0
Impact of currency fluctuations (3)	(50)		(50)	(8.3)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$640	$600	$40	6.7%

Operating income (GAAP)	$83	$96	$(13)	(13.5)%
Impact of restructuring and transformational project costs (4)	39	13	26	NM
Impact of acquisition-related costs (2)	22	19	3	15.8
Operating income adjusted for Certain Items (Non-GAAP)	144	128	16	12.5
Impact of currency fluctuations (3)	(7)		(7)	(5.5)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$137	$128	$9	7.0%

SYGMA
Sales (GAAP)	$2,137	$2,084	$53	2.5%
Gross profit (GAAP)	163	166	(3)	(1.8)%
Gross margin (GAAP)	7.63%	7.97%		-34 bps

Operating expenses (GAAP)	$145	$149	$(4)	(2.7)%
Operating income (GAAP)	18	17	1	5.9%

OTHER
Sales (GAAP)	$263	$257	$6	2.3%
Gross profit (GAAP)	68	60	8	13.3%
Gross margin (GAAP)	25.86%	23.35%		251 bps

Operating expenses (GAAP)	$61	$63	$(2)	(3.2)%
Operating income (loss) (GAAP)	7	(3)	10	NM

GLOBAL SUPPORT CENTER
Gross profit (GAAP)	$9	$24	$(15)	(62.5)%

Operating expenses (GAAP)	$270	$207	$63	30.4%
Impact of restructuring and transformational project costs (5)	(16)	(21)	5	23.8
Impact of acquisition-related costs (6)	(14)	(3)	(11)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$240	$183	$57	31.1%

Operating loss (GAAP)	$(261)	$(183)	$(78)	(42.6)%
Impact of restructuring and transformational project costs (5)	16	21	(5)	(23.8)
Impact of acquisition-related costs (6)	14	3	11	NM
Operating loss adjusted for Certain Items (Non-GAAP)	$(231)	$(159)	$(72)	(45.3)%

TOTAL SYSCO
Sales (GAAP)	$20,519	$19,598	$921	4.7%
Gross profit (GAAP)	3,812	3,581	231	6.5%
Gross margin (GAAP)	18.58%	18.27%		31 bps

Operating expenses (GAAP)	$3,193	$2,900	$293	10.1%
Impact of restructuring, transformational project, and other costs (1) (4) (5)	(94)	(50)	(44)	(88.0)
Impact of acquisition-related costs (2) (6)	(55)	(42)	(13)	(31.0)
Operating expenses adjusted for Certain Items (Non-GAAP)	$3,044	$2,808	$236	8.4%

Operating income (GAAP)	$619	$681	$(62)	(9.1)%
Impact of restructuring, transformational project, and other costs (1) (4) (5)	94	50	44	88.0
Impact of acquisition-related costs (2) (6)	55	42	13	31.0
Operating income adjusted for Certain Items (Non-GAAP)	$768	$773	$(5)	(0.6)%

(1)	Primarily represents severance charges, transformation initiative costs, and costs associated with a legal matter.
(2)	Fiscal 2026 and fiscal 2025 include intangible amortization expense and acquisition costs.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and transformation initiative costs primarily in Europe.
(5)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(6)	Represents due diligence costs.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Millions)
	39-Week Period Ended Mar. 28, 2026	39-Week Period Ended Mar. 29, 2025	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$43,397	$42,206	$1,191	2.8%
Gross profit (GAAP)	8,281	8,003	278	3.5%
Gross margin (GAAP)	19.08%	18.96%		12 bps

Operating expenses (GAAP)	$5,809	$5,507	$302	5.5%
Impact of restructuring, transformational project, and other costs (1)	(54)	(26)	(28)	NM
Impact of acquisition-related costs (2)	(72)	(53)	(19)	(35.8)
Operating expenses adjusted for Certain Items (Non-GAAP)	$5,683	$5,428	$255	4.7%

Operating income (GAAP)	$2,472	$2,496	$(24)	(1.0)%
Impact of restructuring, transformational project, and other costs (1)	54	26	28	NM
Impact of acquisition-related costs (2)	72	53	19	35.8
Operating income adjusted for Certain Items (Non-GAAP)	$2,598	$2,575	$23	0.9%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$11,851	$10,978	$873	8.0%
Impact of Mexico joint venture sales	—	(207)	207	2.0
Comparable sales excluding Mexico joint venture (Non-GAAP)	$11,851	$10,771	$1,080	10.0%

Sales (GAAP)	$11,851	$10,978	$873	8.0%
Impact of currency fluctuations (3)	(477)		(477)	(4.4)
Comparable sales using a constant currency basis (Non-GAAP)	$11,374	$10,978	$396	3.6%

Gross profit (GAAP)	$2,492	$2,262	$230	10.2%
Impact of currency fluctuations (3)	(114)		(114)	(5.1)
Comparable gross profit using a constant currency basis (Non-GAAP)	$2,378	$2,262	$116	5.1%

Gross margin (GAAP)	21.03%	20.60%		43 bps
Impact of currency fluctuations (3)	(0.12)			-12 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	20.91%	20.60%		31 bps

Operating expenses (GAAP)	$2,177	$1,970	$207	10.5%
Impact of restructuring and transformational project costs (4)	(91)	(39)	(52)	NM
Impact of acquisition-related costs (2)	(47)	(56)	9	16.1
Operating expenses adjusted for Certain Items (Non-GAAP)	2,039	1,875	164	8.7
Impact of currency fluctuations (3)	(102)		(102)	(5.4)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,937	$1,875	$62	3.3%

Operating income (GAAP)	$315	$292	$23	7.9%
Impact of restructuring and transformational project costs (4)	91	39	52	NM
Impact of acquisition-related costs (2)	47	56	(9)	(16.1)
Operating income adjusted for Certain Items (Non-GAAP)	453	387	66	17.1
Impact of currency fluctuations (3)	(12)		(12)	(3.1)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$441	$387	$54	14.0%

SYGMA
Sales (GAAP)	$6,392	$6,246	$146	2.3%
Gross profit (GAAP)	496	492	4	0.8%
Gross margin (GAAP)	7.76%	7.88%		-12 bps

Operating expenses (GAAP)	$432	$438	$(6)	(1.4)%
Operating income (GAAP)	64	54	10	18.5%

OTHER
Sales (GAAP)	$789	$802	$(13)	(1.6)%
Gross profit (GAAP)	202	197	5	2.5%
Gross margin (GAAP)	25.60%	24.56%		104 bps

Operating expenses (GAAP)	$185	$188	$(3)	(1.6)%
Operating income (GAAP)	17	9	8	88.9%

GLOBAL SUPPORT CENTER
Gross profit (GAAP)	$34	$29	$5	17.2%

Operating expenses (GAAP)	$790	$680	$110	16.2%
Impact of restructuring and transformational project costs (5)	(62)	(42)	(20)	(47.6)
Impact of acquisition-related costs (6)	(36)	(12)	(24)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$692	$626	$66	10.5%

Operating loss (GAAP)	$(756)	$(651)	$(105)	(16.1)%
Impact of restructuring and transformational project costs (5)	62	42	20	47.6
Impact of acquisition-related costs (6)	36	12	24	NM
Operating loss adjusted for Certain Items (Non-GAAP)	$(658)	$(597)	$(61)	(10.2)%

TOTAL SYSCO
Sales (GAAP)	$62,429	$60,232	$2,197	3.6%
Gross profit (GAAP)	11,505	10,983	522	4.8%
Gross margin (GAAP)	18.43%	18.23%		20 bps

Operating expenses (GAAP)	$9,393	$8,783	$610	6.9%
Impact of restructuring, transformational project, and other costs (1) (4) (5)	(207)	(107)	(100)	(93.5)
Impact of acquisition-related costs (2) (6)	(155)	(121)	(34)	(28.1)
Operating expenses adjusted for Certain Items (Non-GAAP)	$9,031	$8,555	$476	5.6%

Operating income (GAAP)	$2,112	$2,200	$(88)	(4.0)%
Impact of restructuring, transformational project, and other costs (1) (4) (5)	207	107	100	93.5
Impact of acquisition-related costs (2) (6)	155	121	34	28.1
Operating income adjusted for Certain Items (Non-GAAP)	$2,474	$2,428	$46	1.9%

(1)	Primarily represents severance charges, transformation initiative costs, and costs associated with a legal matter.
(2)	Fiscal 2026 and fiscal 2025 include intangible amortization expense and acquisition costs.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and transformation initiative costs primarily in Europe.
(5)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(6)	Represents due diligence costs.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Free Cash Flow
(In Millions)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	39-Week Period Ended Mar. 28, 2026	39-Week Period Ended Mar. 29, 2025	39-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$1,463	$1,317	$146
Additions to plant and equipment	(461)	(532)	71
Proceeds from sales of plant and equipment	131	169	(38)
Free Cash Flow (Non-GAAP)	$1,133	$954	$179

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Dollars in Millions)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding certain items related to interest expense, income taxes, depreciation and amortization. Sysco's management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

	13-Week Period Ended Mar. 28, 2026	13-Week Period Ended Mar. 29, 2025	Change in Dollars	% Change
Net earnings (GAAP)	$340	$401	$(61)	(15.2)%
Interest (GAAP)	168	149	19	12.8
Income taxes (GAAP)	105	122	(17)	(13.9)
Depreciation and amortization (GAAP)	251	238	13	5.5
EBITDA (Non-GAAP)	$864	$910	$(46)	(5.1)%
Certain Item adjustments:
Impact of restructuring, transformational project, and other costs (1)	$93	$49	$44	89.8
Impact of acquisition-related costs (2)	13	10	3	30.0
EBITDA adjusted for Certain Items (Non-GAAP) (3)	$970	$969	$1	0.1%
Other expense (income), net	6	9	(3)	(33.3)
Depreciation and amortization, as adjusted (Non-GAAP) (4)	(208)	(205)	(3)	(1.5)
Operating income adjusted for Certain Items (Non-GAAP)	$768	$773	$(5)	(0.6)%

(1)	Fiscal 2026 and fiscal 2025 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation. In addition, fiscal 2026 includes charges associated with a legal matter.
(2)	Fiscal 2026 and fiscal 2025 include acquisition and due diligence costs.
(3)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $6 million and $7 million or non-cash stock compensation expense of $31 million and $15 million in fiscal 2026 and fiscal 2025, respectively.
(4)	Fiscal 2026 includes $251 million in GAAP depreciation and amortization expense, less $43 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal 2025 includes $238 million in GAAP depreciation and amortization expense, less $33 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.

	39-Week Period Ended Mar. 28, 2026	39-Week Period Ended Mar. 29, 2025	Change in Dollars	% Change
Net earnings (GAAP)	$1,206	$1,297	$(91)	(7.0)%
Interest (GAAP)	512	469	43	9.2
Income taxes (GAAP)	350	402	(52)	(12.9)
Depreciation and amortization (GAAP)	724	709	15	2.1
EBITDA (Non-GAAP)	$2,792	$2,877	$(85)	(3.0)%
Certain Item adjustments:
Impact of restructuring, transformational project, and other costs (1)	203	104	99	95.2
Impact of acquisition-related costs (2)	46	24	22	91.7
EBITDA adjusted for Certain Items (Non-GAAP) (3)	$3,041	$3,005	$36	1.2%
Other expense (income), net	44	32	12	37.5
Depreciation and amortization, as adjusted (Non-GAAP) (4)	(611)	(609)	(2)	(0.3)
Operating income adjusted for Certain Items (Non-GAAP)	$2,474	$2,428	$46	1.9%

(1)	Fiscal 2026 and 2025 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation. In addition, fiscal 2026 includes charges associated with a legal matter.
(2)	Fiscal 2026 and 2025 include acquisition and due diligence costs.
(3)	In arriving at adjusted EBITDA, Sysco does not exclude interest income of $18 million and $22 million or non-cash stock compensation expense of $95 million and $74 million for fiscal 2026 and fiscal 2025, respectively.
(4)	Fiscal 2026 includes $724 million in GAAP depreciation and amortization expense, less $113 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal 2025 includes $709 million in GAAP depreciation and amortization expense, less $100 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Net Debt to Adjusted EBITDA
(In Millions)

Net Debt to Adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. It is an important measure used by management to evaluate our access to liquidity, and we believe it is a representation of our financial strength. Our Net Debt to Adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of Adjusted EBITDA. In the table that follows, we have provided the calculation of our debt and net debt as a ratio of Adjusted EBITDA.

Mar. 28, 2026
Current maturities of long-term debt	$1,190
Long-term debt	12,818
Total Debt (GAAP)	14,008
Cash & Cash Equivalents	(1,900)
Net Debt (Non-GAAP)	$12,108

Net Earnings for the previous 12 months (GAAP)	$1,736
Adjusted EBITDA for the previous 12 months (Non-GAAP) (1)	$4,327

Total Debt/Net Earnings Ratio (GAAP)	8.07
Total Debt/Adjusted EBITDA Ratio (Non-GAAP)	3.24
Net Debt/Adjusted EBITDA Ratio (Non-GAAP)	2.80

Note:
(1) Refer to non-GAAP reconciliation at the end of this release.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (Trailing Twelve Months)
(In Millions)

	13-Week Period Ended Mar. 28, 2026	13-Week Period Ended Dec. 27, 2025	13-Week Period Ended Sep. 27, 2025	13-Week Period Ended Jun. 28, 2025	Total
Net earnings (GAAP)	$340	$389	$476	$531	$1,736
Interest (GAAP)	168	173	172	166	679
Income taxes (GAAP)	105	121	124	186	536
Depreciation and amortization (GAAP)	251	240	233	234	958
EBITDA (Non-GAAP)	$864	$923	$1,005	$1,117	$3,909
Certain Item adjustments:
Impact of restructuring, transformational project, and other costs (1)	93	55	54	74	276
Impact of acquisition-related costs (2)	13	23	11	3	50
Impact of goodwill impairment	—	—	—	92	92
EBITDA adjusted for Certain Items (Non-GAAP) (3)	$970	$1,001	$1,070	$1,286	$4,327

(1)	Includes charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation. In addition, the 13-week period ended Mar. 28, 2026 includes charges associated with a legal matter.
(2)	Includes acquisition and due diligence costs.
(3)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $6 million or non-cash stock compensation expense of $31 million in Q3 fiscal 2026, interest income of $5 million or non-cash stock compensation expense of $33 million in Q2 fiscal 2026, interest income of $6 million or non-cash stock compensation expense of $31 million in Q1 fiscal 2026, nor interest income of $8 million or non-cash stock compensation expense of $19 million in Q4 fiscal 2025.

Projected Adjusted EPS Guidance

Adjusted earnings per share is a non-GAAP financial measure; however, we cannot predict with certainty the magnitude or scope of certain items that would be included in the most directly comparable GAAP measure for the relevant future periods, and such items may be significant. Due to these uncertainties, we cannot provide a quantitative reconciliation of projected adjusted EPS to the most directly comparable GAAP financial measure without unreasonable effort. However, we expect to calculate adjusted earnings per share for future periods in the same manner as the reconciliations provided for the historical periods herein.